                                                                      EXHIBIT 99

NEWS                     WILLBROS GROUP, INC.        [WILLBROS GROUP, INC. LOGO]

================================================================================
FOR IMMEDIATE RELEASE:                             FOR MORE INFORMATION CONTACT:
         Monday                                       Michael W. Collier
         May 6, 2002                                  Investor Relations Manager
         Houston, Texas                               Willbros USA, Inc.
                                                      (713) 403-8016
================================================================================

               WILLBROS FIRST QUARTER EARNINGS ARE $0.30 PER SHARE

Willbros Group, Inc. (NYSE: WG) today reported first quarter earnings of $4.6 million ($0.30 per diluted share) for the quarter ended March 31, 2002 on revenue of $147.5 million. Net income for the same period in 2001 was $0.8 million ($0.05 per diluted share) on revenue of $65.7 million. Revenue, by type of service, for the first quarter of 2002 was as follows: Construction, $83.3 million; Engineering, $49.9 million; and Specialty Services, $14.3 million. Backlog as of March 31, 2002 was $390.4 million, as compared to the $407.6 million record backlog at December 31, 2001. On a comparable basis, revenue, by type of service, for the same period in 2001 was: Construction, $26.6 million; Engineering, $24.1 million; and Specialty Services, $15.0 million. EBITDA for the first quarter of 2002 was $15.2 million or $0.98 per share, up from the $7.6 million or $0.52 per share for the same period in 2001.

Compared to the same quarter in the prior year, earnings were up primarily due to higher revenue resulting from greater engineering activity in North America, substantial completion of a U.S. pipeline project, construction activity on the Chad-Cameroon Pipeline Project and marine maintenance and construction in offshore West Africa. The increase in revenue was offset to some extent by higher depreciation, higher general and administrative expenses and a higher level of income taxes in the Company's U.S. businesses resulting from higher earnings.

        ---------------------------------------------------------------
         ($ millions)                   1Q-2002         1Q-2001
                                        -------         -------
         Net Income                       4.6             0.8

         EBITDA(1)                       15.2             7.6

         Revenue
               Construction              83.3            26.6
               Engineering               49.9            24.1
               Specialty Services        14.3            15.0
                                        -----            ----
               Total                    147.5            65.7

         Backlog(2)                     390.4           390.6

                               Quarter ended 3/31
        ---------------------------------------------------------------

     (1) EBITDA is earnings before net interest, income taxes and depreciation and amortization. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

     (2) Backlog is anticipated contract revenue from executed contracts for which award is either in hand or assured.

Willbros will conduct a conference call at 10:00 am CT, on Thursday, May 9, 2002 to discuss its operating performance and the outlook for its businesses. The conference call will be open to the public and questions will be entertained from investment analysts.

Willbros' first quarter conference call will be conducted through Premiere Conferencing and can be accessed by dialing, 1 (800) 946-0785 if you are located in the United States and 1 (719) 457-2661 if you are located outside the United States. The required identifier/passcode is Willbros Group, Inc. and/or 648569.

A replay of the conference call will be available after 1:00 PM CT May 9, 2002 through midnight 12:00 AM CT May 23, 2002. To listen to the replay, call 1 (888) 203-1112 (US) or 1 (719) 457-0820 (International) and enter access code 648569.

Willbros Group, Inc. is one of the leading independent contractors serving the oil, gas and power industries, providing construction, engineering and other specialty oilfield-related services to industry and government entities worldwide.

The Company's World Wide Web site can be accessed at http://www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as future E&P capital expenditures, oil, gas and power prices and demand, the amount and location of planned pipelines, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC.

                                (Table to follow)

                              WILLBROS GROUP, INC.

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED
                                                              MARCH 31
                                                      ------------------------
                                                        2002            2001
                                                      --------        --------
Statement of Income Data
  Contract revenue                                    $  147.5        $   65.7
  Operating expenses:
    Contract cost                                        122.2            51.7
    Depreciation and amortization                          5.4             4.8
    General and administrative                             8.8             5.9
                                                      --------        --------
  Operating income                                        11.1             3.3

  Net interest expense                                     (.3)            (.2)
  Minority interest                                        (.6)            (.4)
  Other expense                                            (.8)            (.2)
                                                      --------        --------
  Income before income taxes                               9.4             2.5
  Provision for income taxes                               4.8             1.7
                                                      --------        --------
  Net income                                          $    4.6        $    0.8
                                                      ========        ========
  Earnings per share:
    Basic                                             $    .31        $    .06
                                                      ========        ========
    Diluted                                           $    .30        $    .05
                                                      ========        ========
Cash Flow Data
  Cash provided by (used in):
    Operating activities                              $   (2.2)       $   16.1
    Investing activities                                  (7.0)           (6.8)
    Financing activities                                   1.3           (10.7)

Other Data
  Weighted average shares outstanding:
    Basic                                                 14.9            14.1
    Diluted                                               15.5            14.6
  EBITDA                                              $   15.2        $    7.6
  EBITDA per diluted share                                 .98             .52
  Capital expenditures                                     7.0             6.8

Balance Sheet Data                                    03/31/02        12/31/01
                                                      --------        --------
   Cash and cash equivalents                          $   11.4        $   19.3
   Working capital                                         9.5            46.2
   Total assets                                          235.8           224.1
   Total debt                                             39.5            39.3
   Stockholders' equity                                  103.0            96.6

Backlog Data                                             390.4           407.6